EXHIBIT 10.11

REHABCARE GROUP, INC.

AMENDED AND RESTATED

1996 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

This Agreement will certify that the Grantee designated in Section 1 below (“you”) is awarded the number of restricted shares of common stock, par value of $0.01 per share of RehabCare Group, Inc., a Delaware corporation (the “Company”), designated in Section 1 below pursuant to the Amended and Restated 1996 Long-Term Incentive Plan (“Plan”), subject to the terms, conditions, and restrictions in the Plan and those set forth below. Your signature below constitutes your acceptance of this award and acknowledgement of your agreement to the terms, conditions and restrictions contained in this Agreement. You must return an executed copy of this Agreement to the Corporate Human Resource Department – Attention: Gina Quigley by March 9, 2006.

Section 1. Basic Terms.

Name of Grantee:

Social Security Number of Grantee:
Date of Award:
Number of Shares Awarded:
Period of Restriction:	Three Years

Section 2. Entire Agreement. This Agreement consists of the provisions set forth on this cover page and the further provisions set forth on the following pages. The Grantee represents that he or she has read and understood such further provisions, which are binding on the parties as if set forth on this cover page.

IN WITNESS WHEREOF, the parties have executed this Restricted Stock Agreement in duplicate as of the Date of Award.

REHABCARE GROUP, INC.

By:

President and Chief Executive Officer

Accepted by Grantee:

Grantee

EXHIBIT 10.11

REHABCARE GROUP, INC.

AMENDED AND RESTATED

1996 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

TERMS, CONDITIONS AND RESTRICTIONS

1.

AWARD OF RESTRICTED STOCK. Subject to the terms and conditions contained in this Agreement and the Plan, the Company hereby awards to you the number of shares of restricted stock designated in the Basic Terms section of the cover page (“Restricted Stock”). The time between the Date of Award and the lapse of all forfeiture restrictions (including the Service Restrictions defined below) shall be referred to as the “Restricted Period.”

2.

SERVICE RESTRICTIONS. Except as otherwise provided in this Agreement, you shall forfeit all of the shares of Restricted Stock awarded under this Agreement as to which the restrictions provided in Section 3 below shall not have lapsed on your termination of employment (the “Service Restrictions”). For purposes of this Agreement, termination of your employment shall occur only when you are no longer an employee of the Company or any affiliated company.

3.	LAPSE OF SERVICE RESTRICTIONS. The Service Restrictions on your Restricted Stock shall lapse (i.e., the Restricted Stock shall vest) upon the first to occur of any of the following events:

•	the third anniversary of the Date of Award; or
•	a Change in Control of the Company.

Notwithstanding the preceding, in the event of your death or the termination of your employment as a result of your disability (pursuant to the terms of any employee disability benefit plan maintained by the Company) before such third anniversary of the Date of Award, the Plan Committee, in its sole discretion, may determine that the Service Restrictions shall lapse as of such date.

For purposes of this Agreement, a “Change in Control” shall mean:

(i)

The acquisition by any individual, entity or group, or a Person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), of ownership of thirty percent (30%) or more of either (a) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); or

(ii)

Individuals who, as the date hereof, constitute the board of directors ("Board") of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election, by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such

EXHIBIT 10.11

individual were a member of the Incumbent Board, but excluding, as a member of the Incumbent Board, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)

Approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (a) more than fifty percent (50%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (b) no Person beneficially owns, directly or indirectly, thirty percent (30%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation, entitled to vote generally in the election of directors and (c) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation;

(iv)

Approval by the stockholders of the Company of (a) a complete liquidation or dissolution of the Company or (b) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (1) more than forty percent (40%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person beneficially owns, directly or indirectly, thirty percent (30%) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of

EXHIBIT 10.11

the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

4.

LIMITATION ON TRANSFER. Prior to the end of the Restricted Period, shares of Restricted Stock shall not be transferable under any circumstances and no transfer of your rights with respect to such shares, whether voluntary or involuntary, by operation of law or otherwise, shall vest in you any interest or right in or with respect to such shares, but immediately upon any attempt to transfer such shares, such shares, and all of the rights related thereto, shall be forfeited and the transfer shall be of no force or effect.

5.

SHAREHOLDER RIGHTS. Except for the restrictions and limitation on transfer described in this Agreement, you shall have, with respect to your Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Restricted Stock and the right to receive any cash dividends. Stock dividends issued with respect to Restricted Stock shall be treated as additional shares under this Agreement and shall be subject to the same restrictions and other terms and conditions that apply to the Restricted Stock with respect to which such dividends are issued.

6.

ISSUANCE OF CERTIFICATE. As soon as practicable following the lapse of all forfeiture restrictions with respect to any shares of Restricted Stock, such shares shall be transferred to you in the name of a nominee in an account for you or, at your request, in the form of a certificate. Except for dividends, if any, payable to stockholders generally, you have no right to receive any payment in cash from the Company or an Affiliate with respect to the Restricted Stock, either before or after such shares vest.

The Company may register shares of Restricted Stock with respect to which the Restricted Period shall not have lapsed in the name of a nominee or hold such shares in any custodial arrangement.

7.

LEGEND. Any certificate representing the shares of Restricted Stock subject to this Agreement shall bear a legend referring to this Agreement and the fact that such shares are nontransferable and are subject to the restrictions hereunder until such restrictions have lapsed and the legend has been removed. Such legend shall read as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RESTRICTION ON TRANSFER AND THE RISK OF FORFEITURE TO THE COMPANY AS PROVIDED IN A RESTRICTED STOCK AGREEMENT BETWEEN THE ISSUER AND THE REGISTERED OWNER OF THESE SECURITIES, A COPY OF WHICH IS ON FILE WITH THE ISSUER.

Shares of Common Stock awarded hereunder shall not be transferable by you until after an unlegended certificate has been issued to you as provided in Section 6 with respect to such shares.

8.

TAXES. The Committee may withhold the delivery of certificates for shares of Restricted Stock until you make satisfactory arrangements to pay any withholding, transfer or other taxes due with respect to the transfer or vesting of such shares. Or, you may elect that the Committee issue fewer unrestricted shares with the balance being used

EXHIBIT 10.11

to satisfy your tax obligations. The Committee also shall withhold from any dividends any amount required to be withheld by any governmental entity.

9.

ADJUSTMENTS. The Committee may make such adjustments in the number or kind of shares of Restricted Stock covered by this Agreement as may be required to prevent dilution or enlargement of your rights that would otherwise result from any stock split, stock dividend, reorganization, recapitalization, sale, consolidation, issuance of stock rights or warrants or any similar event.

10.	INTERPRETATION BINDING. The interpretations and determinations of the Committee are binding and conclusive.

11.

NO RIGHT TO CONTINUE AS AN EMPLOYEE; NO RIGHT TO FURTHER AWARDS. This Agreement does not give you any right to continue as an employee of the Company for any period of time or at any rate of compensation, nor does it interfere with the Company’s right to determine the terms of your employment. An award of Restricted Stock is within the discretion of the Committee, and does not entitle you to any further awards of Restricted Stock.